UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2014

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

AV Homes, Inc. (the “Company”) held its annual meeting of stockholders on June 10, 2014. At the annual meeting, the Company’s stockholders (1) re-elected each of the persons listed below to serve as a member of the board of directors of the Company until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his death, resignation or removal; (2) approved the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the year ending December 31, 2014; and (3) approved the advisory resolution on the compensation of the named executive officers of the Company.

Shares were voted as follows:

Proposal 1. Election of Directors

Name	For	Withheld	Broker Non-Votes
Paul D. Barnett	15,083,861.5	1,441,124	3,288,215
Roger A. Cregg	15,201,554.5	1,323,431	3,288,215
Kelvin L. Davis	15,000,313.5	1,524,672	3,288,215
Roger W. Einiger	15,097,195.5	1,427,790	3,288,215
Paul Hackwell	15,418,398.5	1,106,587	3,288,215
Greg Kranias	15,392,575.5	1,132,410	3,288,215
Joshua L. Nash	15,059,295.5	1,465,690	3,288,215
Joel M. Simon	15,165,463.5	1,359,522	3,288,215

Proposal 2. Approval of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2014

For	Against	Abstain	Broker Non-Votes
19,195,395.5	94,842	522,963	0

Proposal 3. Approval of the advisory resolution on the compensation of the named executive officers of the Company (“Say on Pay”)

For	Against	Abstain	Broker Non-Votes
15,680,750.5	477,303	366,932	3,288,215

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

June 13, 2014	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)